Exhibit 99.3

DataSynapse, Inc. and subsidiaries

Condensed Consolidated Financial Statements (Unaudited)

For the six months ended June 30, 2009

DataSynapse, Inc.

Index

June 30, 2009

Page(s)
Condensed Consolidated Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets (Unaudited)	1

Condensed Consolidated Statements of Operations (Unaudited)	2

Condensed Consolidated Statements of Cash Flows (Unaudited)	3

Notes to Condensed Consolidated Financial Statements (Unaudited)	4–11

DataSynapse, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

As of June 30, 2009 and December 31, 2008

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$1,167,531	$4,543,235
Accounts receivable, net of allowances of $40,000 for both periods	4,982,805	7,510,587
Prepaid expenses and other current assets	583,818	657,327

Total current assets	6,734,154	12,711,149
Property and equipment, net	951,666	1,322,216
Other noncurrent assets	853,416	1,072,800

Total assets	$8,539,236	$15,106,165

Liabilities, Mandatory Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Current liabilities:
Accounts payable	$1,093,417	$2,127,865
Accrued expenses	2,207,646	2,707,303
Term loans	13,162,500	17,187,500
Warrant liability	—	563,000
Deferred revenue	8,849,009	11,595,194
Other current liabilities	193,956	60,617

Total current liabilities	25,506,528	34,241,479
Long-term deferred revenue	1,779,513	1,158,231
Other liabilities	130,077	130,077

Total liabilities	27,416,118	35,529,787

Commitments and Contingencies

Mandatory redeemable convertible preferred stock:
Series A-F2 mandatory redeemable convertible preferred stock, $0.001 par value – 106,852,467 shares authorized, 105,953,809 and 101,290,373 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively, (liquidation value of $86,619,183 and $76,830,224 at June 30, 2009 and December 31, 2008, respectively)	71,028,334	64,348,095

Stockholders’ deficit:

Common stock, $0.001 par value; 175,000,000 shares authorized; 12,065,250 and 11,916,719 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	12,067	11,917
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(366,812)	(263,442)
Accumulated deficit	(89,550,471)	(84,520,192)

Total stockholders’ deficit	(89,905,216)	(84,771,717)

Total liabilities and stockholders’ deficit	$8,539,236	$15,106,165

The accompanying notes are an integral part of these condensed consolidated financial statements.

DataSynapse, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

For the six months ended June 30, 2009 and 2008

	Six Months Ended June, 30
	2009	2008
Revenue:
Software	$3,561,625	$9,776,427
Service and maintenance	7,464,933	7,098,726

Total revenue	11,026,558	16,875,153

Cost of revenue:
Software	40,751	415,735
Service and maintenance	1,584,515	2,013,944

Total cost of revenue	1,625,266	2,429,679

Gross profit	9,401,292	14,445,474
Operating expenses:
Research and development	2,904,592	4,762,259
Sales and marketing	6,004,681	15,945,600
General and administrative	1,896,131	3,320,233

Total operating expenses	10,805,404	24,028,092

Loss from operations	(1,404,112)	(9,582,618)
Interest expense and others, net	(929,397)	(710,880)

Loss before income tax	(2,333,509)	(10,293,498)

Provision for income taxes	57,014	22,678

Net loss	$(2,390,523)	$(10,316,176)

The accompanying notes are an integral part of these condensed consolidated financial statements.

DataSynapse, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the six months ended June 30, 2009 and 2008

	Six Months Ended June, 30
	2009	2008
Cash flows from operating activities:
Net loss	$(2,390,523)	$(10,316,176)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	377,901	327,775
Noncash equity expense	163,423	196,209
Amortization of debt issuance costs	92,887	97,188
Changes in assets and liabilities:
Accounts receivable	2,527,782	5,083,926
Other current assets	73,509	(5,525)
Other noncurrent assets	126,497	(12,248)
Accounts payable and accrued expenses	(1,534,104)	969,115
Deferred revenue	(2,124,903)	(1,039,982)
Other current liabilities	133,339	54,421

Net cash used in operating activities	(2,554,192)	(4,645,297)

Cash flows from investing activities:
Purchases of property and equipment	(22,415)	(245,103)
Proceeds from the sale of property and equipment	51,365	—

Net cash provided by (used in) investing activities	28,950	(245,103)

Cash flows from financing activities:
Proceeds from exercise of stock options	64,202	196,570
Proceeds from issuance of preferred stock	250,000	—
Repayment of credit line and term loans	(1,025,000)	—
Proceeds from issuance of line of credit	—	6,759,124

Net cash provided by (used in) financing activities	(710,798)	6,955,694

Effect of exchange rate changes on cash	(139,664)	(154,298)

Net increase (decrease) in cash and cash equivalents	(3,375,704)	1,910,996

Cash and cash equivalents
Beginning of period	4,543,235	6,060,856

End of period	$1,167,531	$7,971,852

Supplemental cash flow information
Interest paid	$679,331	$840,312

Noncash financing activities
Accretion of preferred stock dividends and stock issuance costs	$2,867,239	$1,968,645

Issuance of preferred stock in exchange for payment of term loan and exercise of preferred stock warrants	$3,563,000	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

DataSynapse, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	Basis of Presentation

The consolidated financial statements include the accounts of DataSynapse, Inc. (“DataSynapse” or the “Company”) and its wholly owned subsidiaries. All inter-company balances and transactions have been eliminated.

DataSynapse has prepared these unaudited consolidated financial statements in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to interim financial information. Certain information and footnote disclosures included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted in these interim statements pursuant to such SEC rules and regulations. These interim financial statements are prepared on the same basis and should be read in conjunction with the audited financial statements and related notes included in the Company’s consolidated financial statements for the year ended December 31, 2008. Interim results are not necessarily indicative of the results to be expected for the full year, and no representation is made thereto.

In the opinion of management, these consolidated financial statements include all adjustments necessary to state fairly the financial position and results of operations for each interim periods shown. All such adjustments occur in the ordinary course of business and are of a normal, recurring nature.

Liquidity

The Company has a limited operating history and has incurred losses from operations and negative cash flows from operations since its inception. To date, the Company has funded operations by raising private equity funds and through term loans and lines of credit (Note 6). There can be no assurance that the Company will be successful in generating additional cash from its operations. As disclosed in Note 11 the Company was acquired by TIBCO Software, Inc. on August 21, 2009.

2.	Summary of Significant Accounting Policies

Our significant accounting policies were described in Note 2 of the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008. These accounting policies have not significantly changed.

Multiple Element Arrangements and Collectability

Revenue may be generated from complex contractual arrangements that require significant revenue recognition judgments, particularly in the areas of multiple element arrangements. Revenues from contracts with multiple element arrangements, such as those including installation and consulting services, are recognized as each element is earned based on the relative value of each element and when there are no undelivered elements that are essential to the functionality of the delivered elements. The value of each element is determined by vendor specific objective evidence.

Sales Commission

The Company expenses sale commissions as the revenue is recognized. Any commissions paid to employees in advance of the recognition of revenue are included in other current assets. The Company had $20,822 of deferred commissions in other current assets, as of June 30, 2009. Prepaid commission expense is recognized as expense as the related revenue is recognized. At June 30, 2009 the Company had accrued $243,221 for commission.

DataSynapse, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

3.	Stock-Based Compensation

Total stock-based compensation expense for the six months ended June 30, 2009 and 2008 was $163,423 and $196,209, respectively.

Option Modification

In May 2009, the Company cancelled 8,759,450 outstanding options with a strike price of $0.35 or more and replaced them with 12,793,520 options with a strike price at a fair market value of $0.01. The new shares vested 50% on the grant date and 16.67% on the first anniversary of the grant and quarterly thereafter at 4.167% for two years. The value of the original shares will continue to be expensed over the original share vesting period. The cost related to the vested portion of the replacement shares was expensed upon issue and the cost of the unvested shares will be recognized over the replacement option vesting period. The total cost recognized in the six months ended June 30,2009 in relation to the reissuance was $87,595.

4.	Significant Customers and Concentrations of Credit Risk

The Company operates in one business segment, developing, marketing, licensing and servicing software application products principally for the financial services industry. Revenue from two customers comprised approximately 22% of total revenue for the six months ended June 30, 2009.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. As of June 30, 2009, substantially all of the Company’s cash and cash equivalents were held by two major banking institutions, and 43% of the Company’s accounts receivable was due from four major financial service institutions.

5.	Related Party Transactions

For the six month period ended June 30, 2009, 2% of revenue resulted from sales to two financial institutions owning approximately 10% of the outstanding Series B mandatorily redeemable convertible preferred stock, 8% of the outstanding Series C mandatorily redeemable convertible preferred stock, 50% of the outstanding Series D mandatorily redeemable convertible preferred stock of the Company, 8% of the outstanding Series E mandatorily redeemable convertible preferred stock, and 10% of the outstanding Series G mandatorily redeemable convertible preferred stock as of June 30, 2009.

DataSynapse, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

6.	Term Loans and Line of Credit

On November 14, 2006, the Company entered into an agreement (“Loan and Security Agreement”) with a large financial services company (“Lender”) in order to borrow $7,500,000 in long term debt (“First Term Loan”). This term loan matures in November 15, 2010. Interest only payments at prime plus 2.75% are payable monthly through maturity. Equal monthly principal payments are due from December 15, 2008 through November 15, 2010. The First Term Loan is collateralized by substantially all of the Company’s assets. The Company is subject to certain negative and financial covenants. In addition, there is a material adverse change provision in which the failure to comply may require the immediate repayment of any outstanding borrowings under the loan. In conjunction with the closing of the First Term Loan, the Company issued the Lender warrants to purchase 881,000 shares of the Company’s common stock at $0.5452 per share. As of June 30, 2009, $6,162,500 was outstanding on the First Term Loan

On March 30, 2007, the Company amended and restated the Loan and Security Agreement by establishing an accounts receivable financing, revolving loan (“Line of Credit”) with the same Lender. The Line of Credit required interest only payments at prime plus 2% payable monthly. Total unpaid principal and accrued interest are due on the loan maturity date of March 30, 2008. The amount available under the Line of Credit was based on the Company’s outstanding accounts receivable subject to certain requirements up to a maximum of $7,500,000 with $4,000,000 immediately available. The increase in the Line of Credit was subject to meeting certain quarterly financial metrics effective June 30, 2007. This Line of Credit was repaid in full on April 11, 2008.

On December 14, 2007, the Company amended the Loan and Security Agreement to include a second term loan (“Second Term Loan”) of up to $10,000,000 with $3,000,000 immediately available. The balance was to be funded in three or fewer disbursements based on the Company reaching certain milestones. This Second Term Loan had an original maturity of December 14, 2011. Terms for this loan included interest only payments at prime plus 3.25% payable monthly through maturity. Equal monthly principal payments were due from January 14, 2010 through December 14, 2011. As of June 30, 2009 the Company had borrowed $7,000,000 on this Second Term Loan. This amendment to the Loan and Security Agreement also reset the previous financial covenants. In conjunction with the closing of the Second Term Loan, the Company issued the Lender warrants to purchase up to 1,128,026 shares of the Company’s common stock at $0.5452 per share. This amendment also extended the Line of Credit maturity date from March 30, 2008 to March 30, 2009. As of June 30, 2009, $7,000,000 was outstanding on the Second Term Loan.

On April 10, 2008, the Company entered into a new accounts receivable financing revolving loan facility (“New Line of Credit”) in the amount of $7,500,000 maturing April 10, 2010 with a second lender. Interest only payments at the greater of prime or 6.0% were payable monthly through maturity. Repayment on principal and any accrued interest were due on the maturity date. The Company was subject to certain negative and financial covenants or minimal cash balances with this second lender consistent with the outstanding Term Loan. This revolving loan facility was collateralized by substantially all of the Company’s assets subject to an intercreditor agreement between the holders of the term loans and the revolving loan facility. The New Line of Credit and all accrued interest were paid in full on October 3, 2008 and the revolving loan facility was closed.

On September 11, 2008, the Company and Lender established financial covenants through June 30, 2009 and increased the interest rate on the First and Second Term Loans to prime plus 3.25%.

DataSynapse, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

On October 15, 2008, the Lender waived an existing breach of the Company’s liquidity requirement and issued a third loan (“Third Term Loan”) in the amount of $3,000,000. Terms for this loan included interest only payments at the higher of prime or LIBOR plus 5.25%, which ever is greater provided that, in no event shall the interest rate in effect in each month be less than 12% per annum payable monthly through maturity with repayment defined as the earlier of a sale transaction or January 31, 2009. The interest rate on the First and Second Terms Loans was increased to prime plus 5.25% and the liquidity requirement was waived. In March 2009, the $3,000,000 Third Term Loan was repaid in full as part of the Series F2 preferred stock issuance as described in Note 9.

As of June 30, 2009, the Company was in violation of its liquidity and financial covenants, but had received a waiver from its lenders. As a violation of these covenants could occur again in the near future, the Company has classified its loan notes as current as of June 30, 2009.

For the six month period ended June 30, 2009 the Company paid $836,118 in interest and loan transaction fees related to the above financing for the six month period ended June 30, 2009. Amortization of deferred loan cost of $92,887 were recorded for the six month period ended June 30, 2009.

As of June 30, 2009, the carrying amount reported for Company loan notes in the consolidated balance sheet was $13,162,500. The determination of the fair value of the loan notes in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”), involved significant judgment by management. Based on Company inquiries with lenders and considering the Company’s credit profile, it was determined a discount rate of 18.0% could be used to estimate the fair value of the loan notes. Using a discounted cash flow technique, the Company estimated the fair value of loan notes to be approximately $10.7 million.

DataSynapse, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

7.	Commitments and Contingencies

The Company periodically evaluates all pending or threatened contingencies and any commitments, if any, that are reasonably likely to have a material adverse effect on its operations or financial position. The Company assesses the probability of an adverse outcome and determines if it is remote, reasonably possible or probable as defined in accordance with the provisions of SFAS No. 5, Accounting for Contingencies (“SFAS No. 5”). If information available prior to the issuance of the Company’s financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the Company’s financial statements, and the amount of the loss, or the range of probable loss can be reasonably estimated, then such loss is accrued and charged to operations. If no accrual is made for a loss contingency because one or both of the conditions pursuant to SFAS No. 5 are not met, but the probability of an adverse outcome is at least reasonably possible, the Company will disclose the nature of the contingency and provide an estimate of the possible loss or range of loss, or state that such an estimate cannot be made.

Indemnification

Certain provisions of the software license agreements entered into between the Company and customers may in the future result in full or partial indemnifications if certain events occur, such as the Company’s product infringement on copyrights or patents of others or the Company becoming insolvent. For the six months ended June 30, 2009, the Company was not obligated to refund any monies pursuant to these actions or events. Historically the Company has not issued refunds to its customers.

Operating Leases

The Company leases certain facilities and equipment under operating leases, which expire at various dates through 2012.

At June 30, 2009, future minimum lease commitments under noncancelable operating leases are:

2009	$500,057
2010	701,144
2011	602,293
2012	449,048

$2,252,542

DataSynapse, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Rent expense related to these lease commitments for the six month period ended June 30, 2009 was $928,731. On March 19, 2009 the Company exercised its option to extend the New York office lease which increased its operating lease commitments through 2012.

Loan Notes

At June 30, 2009, the future payment commitments under the loan notes are:

2009	$2,047,100
2010	9,003,200
2011	4,002,700

Total payment	15,053,000

Total interest	(1,890,500)

Total loan	$13,162,500

8.	Mandatory Redeemable Convertible Preferred Stock

Convertible Preferred Stock

The following able summarizes the Company’s authorized and outstanding mandatory redeemable convertible preferred stock as of June 30, 2009:

	Shares Authorized	Shares Outstanding	Carrying Value	Redemption Value
Series A	12,470,000	12,467,347	$10,642,352	$10,642,352
Series B	35,630,000	35,620,997	27,530,646	27,530,646
Series C	17,700,000	17,647,059	9,471,956	9,471,956
Series D	9,200,000	9,170,948	7,231,634	7,231,634
Series E	6,980,966	6,980,966	7,054,778	7,054,778
Series F1	10,881,272	10,881,272	2,221,820	2,221,820
Series G	9,326,793	8,521,784	2,997,440	2,997,440
Series F2	4,663,436	4,663,436	3,877,708	3,314,708

	106,852,467	105,953,809	$71,028,334	$70,465,334

Series A to G Preferred Stock

With the exception of the Series F2 discussed below, there have been no significant changes in preferred series during the six months ended June 30, 2009, as compared to that disclosed in Note 7 of the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008.

As of June 30, 2009, the amount added to the carrying value of Series A to G, excluding series F2 Preferred Stock for unpaid dividends and the accretion of issuance costs for the six month period ended June 30, 2009 was $2,852,532.

Series F2 Preferred Stock

In March 2009, two of the Company’s existing preferred stockholders exercised their warrants issued in October 2008 for 4,663,436 shares of Series F2 Convertible Preferred Stock at a price of $0.064331. The total consideration consisted of cash proceeds of $300,000 and the repayment of the Company’s Third Term Loan amounting to $3,000,000. The carrying value of the warrant liability as of the exercise date was $563,000. Issuance costs of $50,000 were deducted from the proceeds.

DataSynapse, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

The Series F2 preferred stock has the same characteristics as Series A, Series B, Series C, Series D, Series E and Series G preferred stock, and its stockholders have rights and preferences consistent with Series A, Series B, Series C, Series D, Series E and Series G preferred stockholders except in the following:

Dividends

The holders of Series F2 preferred stock are entitled to receive cumulative dividends that compound annually at a rate of 15% per annum. As of June 30, 2009, the amount added to the carrying value of Series F2 Preferred Stock for unpaid dividends and the accretion of issuance costs for the six month period ended June 30, 2009 was $64,707. Through June 30, 2009, no dividends have been declared or paid by the Company.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of affairs of the Company, the holders of the then outstanding Series F2 preferred shares shall receive $0.064331 per share multiplied by 23.3 plus all declared but unpaid dividends. No other distributions shall be made with respect to the Series A, Series B, Series C, Series D and Series E preferred stock, or common stock, until these amounts have been paid. Under certain defined circumstances, Series F2 preferred stockholders may receive additional amounts upon liquidation.

Redemption

The holders of a majority of the then outstanding shares of Series F1, F2 and Series G preferred stock (the “Senior Preferred Stock”) (voting together as a single class on an as-converted to common stock basis) shall have the right to require the Company to redeem any or all of such holders’ shares of Series F1, F2 and Series G preferred stock, respectively, subject to the pari passu rights of other holders of Senior Preferred Stock to redeem their shares of Senior Preferred Stock, any time after (i) the maturity date of the $3,000,000 term loan made by Orix Venture Finance, LLC to the Company in October 2008 pursuant to the Loan and Security Agreement entered into between the Company and ORIX dated November 14, 2006 or (ii) the date the Company pays in full its obligations to Orix under such loan. The redemption price per share of the Series F2 preferred stock shall be equal to the Series F2 liquidation preference of $0.064331 per share. The redemption rights of the shares of Senior Preferred Stock of each series are pari passu with each other, which pari passu rights are determined based on the proportionate amounts otherwise payable with respect to the shares of Senior Preferred Stock held by each holder thereof that are being redeemed. This redemption is possible if there has been no qualified public offering.

Conversion

At any time at the election of the holder, Series F2 preferred stock can be converted into a number of shares of common stock determined by dividing the aggregate liquidation preference of the Series F2 preferred stock by the applicable per share conversion price. The per share conversion price initially equals the per share liquidation preference and is adjusted for the issuances of common stock or stock options less than the liquidation preference. Any accumulated but unpaid dividends would be converted at the same rate.

9.	Employee Benefit Plan

The Company offers all of its employees participation in employee-funded defined contribution plan. The Company’s contributions to the plan, as determined by management, are discretionary and no contributions have been allocated to the plan.

DataSynapse, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

10.	Warrants

There have been no grants of warrants to purchase common or preferred stock during the six months ended June 30, 2009. There was an exercise of preferred stock warrants resulting in the issuance of Series F2 preferred stock (Note 9).

11.	Subsequent Events

The Company has evaluated events and transactions subsequent to June 30, 2009 through October 29, 2009.

Acquisition by TIBCO Software, Inc.

On August 21, 2009 all outstanding stock of the Company was acquired by TIBCO Software Inc., pursuant to a Agreement and Plan of Merger in a cash transaction valued at $27.7 million, which was partly used to satisfy our obligations from the remaining loan notes. At the effective time of the merger each then outstanding share of the Company’s capital stock was cancelled and converted into the right to receive an amount in cash as set forth in the merger agreement subject to the conditions set forth in the merger agreement.